Exhibit 5.10

GIORDANO, HALLERAN & CIESLA

A PROFESSIONAL CORPORATION

ATTORNEYS AT LAW

PLEASE RESPOND TO:

U.S. POSTAL SERVICE ADDRESS:

POST OFFICE BOX 190

MIDDLETOWN, NEW JERSEY 07748

OR:

HAND DELIVERY AND OVERNIGHT SERVICE ADDRESS:

125 HALF MILE ROAD

RED BANK, NEW JERSEY 07701

(732) 741-3900

FAX: (732) 224-6599

www.ghclaw.com

JOHN C. GIORDANO, JR.	GERALD P. LALLY
PRANK R. CIESLA	SEAN E. REGAN
BERNARD J. BERRY, JR	JAY S. BECKER
THOMAS A. PLISKIN	TIMOTHY D LYONS
JOHN A. AIELLO	J SCOTT ANDERSON	OF COUNSEL
MICHAEL J. GROSS	PETER B. BENNETT	JOHN R. HALLERAN
JOHN A GIUNCO	LAURENCE I ROTHSTEIN	S. THOMAS GAGLIANO
EDWARD S. RADZELY	ROBERT J. FEINBERG	RONALD P. HEKSCH
SHARLENE A. HUNT	PATRICK S. CONVERY	DERRICK A. SCENNA
PHILIP D. FORLENZA	MICHAEL A. PANE, JR.
MICHAEL J. CANNING	MICHAEL J. VITIELLO	*****
PAUL H. SCHNEIDER	STEVEN M DALTON	JOHN C. GIORDANO
ELIZABETH CHRISTIAN	PAMELA J. KNADER	(1921-1989)
ANDREW B. ROBINS	TIMOTHY J DENGLER
MICHAEL A. BRUNO	CATHERINE J BICK	*****
KURT E ANDERSON	MONICA J CERES
PAUL T. COLELLA
	*****	CERTIFIED BY THE
SUPREME COURT
TARA PHELAN CARVER	AFIYFA H. RLLINGTON	NEW JERSEY AS A CIVIL
TARA L BENSON	CRAIG M. CIANETTI	TRIAL ATTORNEY
RACHEL M RINNINSLAND	ARI G. BURD
LISA MICELI WATERS	KEVIN B. LEGREIDE
GREGORY BANACKL, JR	RAFFI N. KARAKASHIAN
BRIAN H. HARVEY	MATTHEW J. CERES
BRIAN J. POLLOCK	KELLY D CUNTHER
MILLISSA V SKROCKI	LOUIS D. FAMBARO

October 30, 2006

National Mentor Holdings, Inc.

313 Congress Street, 6th Floor

Boston MA 02210

Ladies and Gentlemen:

We have acted as special New Jersey counsel to National Mentor Holdings, Inc., a Delaware corporation (the “Company”) and to REM New Jersey,  Inc. (“New Jersey Guarantor”), in connection with the Registration Statement on Form S-4 (the “Registration Statement”) filed by National Mentor Holdings, Inc. (the “Company”), the New Jersey Guarantor and the subsidiaries of the Company listed on Schedule II hereto (the “non-New Jersey Guarantors” and together with the New Jersey Guarantor, the “Guarantors”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, relating to the issuance by the Company of $180,000,000 aggregate principal amount of 11-1/4% Senior Subordinated Notes due 2014 (the “Exchange Securities”) and the issuance by the New Jersey Guarantor of a guarantee (the “Guarantee”) with respect to the Exchange Securities. The Exchange Securities and the Guarantee will be issued under an indenture dated as of June 29, 2006 (the “Indenture”) among the Company, the Guarantors and U.S. Bank National Association, as trustee (the “Trustee”). The Exchange Securities will be offered by the Company in exchange for $180,000,000 aggregate principal amount of its outstanding 11-1/4% Senior Subordinated Notes due 2014.

We have examined the Registration Statement and the Indenture, which has been filed with the Commission as an exhibit to the Registration Statement. We also have examined the originals, or duplicates or certified or conformed copies, of such corporate records, agreements, documents and other instruments and have made such other investigations as we have deemed relevant and necessary in connection with the opinions hereinafter set forth. As to questions of fact material to this opinion, we have relied upon certificates or comparable documents of public officials and of officers and representatives of the Company and the Guarantors.

In rendering the opinions set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents. We also have assumed that the Indenture is the valid and legally binding obligation of the Trustee.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that

(1)          The New Jersey Guarantor (a) has been duly incorporated and is validly existing and in good standing as a corporation under the law of the State of New Jersey, and (b) has the corporate power and authority to conduct its business as described in the Registration Statement.

(2)          The Indenture has been duly authorized, executed and delivered by the New Jersey Guarantor.

(3)          The issuance of the Guarantee by the New Jersey Guarantor, and the performance by the New Jersey Guarantor of the Indenture, will not violate the articles of incorporation or by-laws of the New Jersey Guarantor, or any New Jersey statute, rule or regulation applicable to the New Jersey Guarantor or any order known to us issued pursuant to any New Jersey statute by any court or governmental agency or body having jurisdiction over the New Jersey Guarantor or any of its respective properties.

(4)          No consent, approval, authorization, order, registration or qualification of or with any New Jersey governmental agency or body or, to our knowledge, any New Jersey court is required for the issuance of the Guarantee by the New Jersey Guarantor or the compliance by the New Jersey Guarantor with all of the provisions of the Indenture.

Our opinions set forth above are subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing.

We do not express any opinion herein concerning any law other than the law of the State of New Jersey. We hereby consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement and to the use of our name under the caption “Legal matters” in the Prospectus included in the Registration Statement. We also consent to (i) the Trustee’s relying on this Opinion and (ii) Simpson Thacher & Bartlett LLP’s relying as to matters of New Jersey law on this opinion in connection with the opinion of Simpson Thacher & Bartlett LLP to be rendered in connection with the Registration Statement.

Very truly yours,
/s/ Giordano, Halleran & Ciesla, P.C.
Giordano, Halleran & Ciesla, P.C.

SCHEDULE II

CENTER FOR COMPREHENSIVE SERVICES, INC.

CORNERSTONE LIVING SKILLS, INC.

FAMILY ADVOCACY SERVICES, LLC

FIRST STEP INDEPENDENT LIVING PROGRAM, INC.

HOMEWORK CENTER, INC.

HORRIGAN COLE ENTERPRISES, INC.

ILLINOIS MENTOR, INC.

LOYD’S LIBERTY HOMES, INC.

MASSACHUSETTS MENTOR, INC.

MENTOR MANAGEMENT, INC.

MENTOR MARYLAND, INC.

NATIONAL MENTOR HEALTHCARE, LLC

NATIONAL MENTOR, INC.

NATIONAL MENTOR, LLC

NATIONAL MENTOR SERVICES, INC.

NATIONAL MENTOR SERVICES, LLC

OHIO MENTOR, INC.

REM ARIZONA REHABILITATION, INC.

REM ARROWHEAD, INC.

REM CENTRAL LAKES, INC.

REM COLORADO, INC.

REM COMMUNITY OPTIONS, INC.

REM COMMUNITY PAYROLL SERVICES, LLC

REM CONNECTICUT COMMUNITY SERVICES, INC.

REM CONSULTING & SERVICES, INC.

REM CONSULTING OF OHIO, INC.

REM DEVELOPMENTAL SERVICES, INC.

REM HEALTH, INC.

REM HEALTH OF IOWA, INC.

REM HEALTH OF NEBRASKA, LLC

REM HEALTH OF WISCONSIN, INC.

REM HEALTH OF WISCONSIN II, INC.

REM HEARTLAND, INC.

REM HENNEPIN, INC.

REM HOME HEALTH, INC.

REM, INC.

REM INDIANA COMMUNITY SERVICES, INC.

REM INDIANA COMMUNITY SERVICES II, INC.

REM INDIANA, INC.

REM IOWA COMMUNITY SERVICES, INC.

REM IOWA, INC.

REM MANAGEMENT, INC.

REM MARYLAND, INC.

REM MINNESOTA COMMUNITY SERVICES, INC.

REM MINNESOTA, INC.

REM NEVADA, INC.

REM NORTH DAKOTA, INC.

REM NORTH STAR, INC.

REM OHIO, INC.

REM OHIO WAIVERED SERVICES, INC.

REM PENNSYLVANIA COMMUNITY SERVICES, INC.

REM RAMSEY, INC.

REM RIVER BLUFFS, INC.

REM SOUTH CENTRAL SERVICES, INC.

REM SOUTHWEST SERVICES, INC.

REM UTAH, INC.

REM WEST VIRGINIA, INC.

REM WISCONSIN, INC.

REM WISCONSIN II, INC.

REM WISCONSIN III, INC.

REM WOODVALE, INC.

SOUTH CAROLINA MENTOR, INC.

UNLIMITED QUEST, INC.